[TEREX LOGO]



                     NEWS RELEASE NEWS RELEASE NEWS RELEASE

For  information  contact:  Tom  Gelston,  Director - Investor  Relations  (203)
222-5943

                   FINANCIAL STATEMENT AND BANK WAIVER UPDATE

         WESTPORT, CT, August 15, 2005 -- Terex Corporation (NYSE: TEX) previously indicated in its press release dated August 3, 2005 that, while no assurance could be made, it was management's expectation at that time that the Company's financial statements for the year ended December 31, 2004 and prior periods would be filed with the SEC on or before August 15, 2005. While the Company is in the final stages of internal and external review of its financial statements for 2004 and prior periods, completion of the audit documentation, tax calculations and review procedure has proven to be a more lengthy and time consuming process than anticipated, given the complexity of the issues and the number of periods covered by this review and restatement. Management currently anticipates filing financial statements for the year ended December 31, 2004 and prior periods with the SEC in the very near future, and that the Quarterly Reports on Form 10-Q for the first and second quarters of 2005 will be filed within a few weeks thereafter.

         Based on this, Terex has obtained a waiver from its senior bank lending group that allows the Company until September 15, 2005 to provide its lenders with its financial information for the year ended December 31, 2004, as well as for the quarters ended March 31 and June 30, 2005. Management anticipates having all applicable financial information completed prior to that time.

         Lastly, and consistent with the Company's prior disclosure, it is still management's opinion that, although adjustments in any one year's financial statements may be material, the cumulative adjustments required to be made to shareholders' equity at December 31, 2003 resulting from all errors identified to date are not expected to be material to total shareholders' equity.

Safe Harbor Statement

         The press release contains forward-looking information based on Terex's current expectations. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond Terex's control, include among others:
Terex's business is highly cyclical and weak general economic conditions may affect the sales of its products and its financial results; the sensitivity of construction, infrastructure and mining activity and products produced for the military to interest rates and government spending; the ability to successfully integrate acquired businesses; the retention of key management personnel; Terex's businesses are very competitive and may be affected by pricing, product initiatives and other actions taken by competitors; the effects of changes in laws and regulations; Terex's business is international in nature and is subject to changes in exchange rates between currencies, as well as international politics; Terex's continued access to capital and ability to obtain parts and components from suppliers on a timely basis at competitive prices; the financial condition of suppliers and customers, and their continued access to capital; Terex's ability to timely manufacture and deliver products to customers; Terex's significant amount of debt and its need to comply with restrictive covenants contained in Terex's debt agreements; Terex's ability to file its periodic reports with the SEC on a timely basis; Terex's ability to ensure that all intercompany transactions will be properly recorded; compliance with applicable environmental laws and regulations; and other factors, risks, uncertainties more specifically set forth in Terex's public filings with the SEC. In addition, until the previously announced review by Terex of its accounts is concluded, no

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assurance can be given with respect to the financial statement adjustments, impacts and periods resulting from such review, nor can there be assurance that additional adjustments to the financial statements will not be identified. Actual events or the actual future results of Terex may differ materially from any forward looking statement due to those and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in Terex's expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

         Terex Corporation is a diversified global manufacturer with 2004 net sales of approximately $5 billion. Terex operates in five business segments:
Terex Construction, Terex Cranes, Terex Aerial Work Platforms, Terex Materials Processing & Mining, and Terex Roadbuilding, Utility Products and Other. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, recycling, surface mining, shipping, transportation, refining, utility and maintenance industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.
































                                Terex Corporation
           500 Post Road East, Suite 320, Westport, Connecticut 06880
          Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com

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